Exhibit 99.1


News Release



                       MMC REPORTS SECOND QUARTER RESULTS

            Risk and Insurance Services and Consulting Sectors Drive
                    11 Percent Increase in Earnings Per Share


NEW YORK, NEW YORK, July 28, 2004--Marsh & McLennan Companies, Inc. (MMC) today reported financial results for the second quarter ended June 30, 2004. Consolidated revenues for the quarter increased 6 percent to $3.0 billion. Net income rose 7 percent to $389 million, and earnings per share increased 11 percent to $.73 from $.66 in last year's second quarter. For the six months of 2004, consolidated revenues rose 9 percent to $6.2 billion from $5.7 billion. Net income grew to $835 million from $808 million, and earnings per share increased to $1.56 from $1.47.

Jeffrey W. Greenberg, chairman and chief executive officer, said: "MMC had a good quarter. Strength in Marsh and Mercer more than offset weakness at Putnam. Marsh showed earnings growth in a softening insurance pricing environment based on its breadth of services, geographies and client segments and because of expense control. Mercer earned over $100 million for the first time in its history and grew earnings at the highest rate since 2000.

"Putnam's business is not where we want it to be. However, we see some signs that are encouraging. Redemptions occurred at a decreasing rate. Investment performance is improving with competitive results across all fixed income products, in selected equity mutual funds, and in

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several institutional classes such as structured products. And Putnam has increased its marketing efforts to improve sales of these investment products. It has reduced its costs, streamlined its management, and made a number of key promotions and new hires in the investment division.

"The second quarter was especially active for MMC. The acquisition of Kroll, which we completed earlier this month, adds significantly to our expanding risk services offerings. Integration is going smoothly, and both organizations are enthusiastic about our combined capabilities and the value we can bring to clients to manage their total cost of risk.

"We took a number of steps to align the human resources practices and services of our operating companies under a single management organization to take advantage of our professional strength and client relationships. At the beginning of the year, we acquired Synhrgy HR Technologies, which adds particular expertise in health care and defined benefits administration outsourcing. In June, we formed Mercer HR Outsourcing by combining the defined contributions administration business of Putnam with Mercer's human resources outsourcing operations. We also brought together Mercer's health care and group benefits and Marsh's employee benefits practices to serve clients better. Mercer's global consulting capabilities, supported by the creation of Mercer HR Outsourcing and our ability to offer a full range of services in retirement and benefits, will be an important source of future growth for MMC."

Risk and insurance services revenues in the second quarter rose 8 percent to $1.8 billion, and operating income rose 13 percent to $455 million from $403 million. Marsh continued to achieve strong earnings growth and margin improvement in a quarter that saw declines in commercial insurance rates. Excluding the effect of exchange rates, underlying revenue growth was 5 percent. Risk management and insurance broking revenues grew 3 percent, reinsurance broking and services 4 percent, and related insurance services 13 percent. Marsh's business outside of the United States as well as in the middle market segment and in risk consulting contributed significantly. In addition, efficiencies and expense control resulted in margin expansion of one percentage point in the quarter.

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                                       3



The third Trident investment fund sponsored by MMC Capital has completed fundraising with over $1 billion in capital commitments to make investments in the insurance and financial services sectors where MMC has specialized knowledge.

Mercer's revenues in the second quarter increased 12 percent to $773 million from $690 million, and operating income rose 14 percent to $113 million from $99 million. Revenue growth was particularly strong in its human resources practices in Europe and Asia and in management and economic consulting. Mercer's operating results also reflect excellent expense management. Underlying revenue growth was 5 percent, with acquisitions contributing an additional 3 percent and exchange rates contributing 4 percent. Retirement services revenues were flat on an underlying basis. Management and organizational change consulting revenues increased 15 percent, economic consulting 14 percent, and health care and group benefits consulting 7 percent.

Putnam's revenues in the second quarter declined 10 percent to $446 million, and operating income declined 24 percent to $95 million. Average assets under management during the second quarter were $216 billion. Total assets under management on June 30, 2004 were $213 billion, comprising $148 billion of mutual fund assets and $65 billion of institutional assets.

There were a number of notable items affecting Putnam's results in the quarter. The gain on the sale of Putnam's interest in its Italian joint venture partner and related securities contributed $38 million to revenues and is reflected in investment income. As previously disclosed, the settlement with Putnam's former chief executive officer resulted in a credit of $25 million. The positive impact of these items was offset by $27 million of severance and $34 million of additional costs, such as legal, audit, and communications expenses, relating to regulatory issues and repositioning Putnam.

MMC repurchased 4 million shares of its common stock in the quarter for $180 million, bringing its total repurchases for the year to 11 million shares for $510 million. The company paid $325

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                                       4




million in dividends to shareholders year to date and increased its quarterly dividend 10 percent to $.34, effective in the third quarter.

Conference Call
---------------

A conference call to discuss second quarter results will be held at 10 a.m. EDT today. To participate in the live teleconference, please dial (800) 475-3716 (U.S.) or (719) 457-2728 (international). The access code for both numbers is 589056. The live audio webcast (which will be listen-only) may be accessed at www.mmc.com/cc.html. A replay of the webcast will be available beginning approximately two hours after the event at the same address. A continuous telephone replay will be available beginning at 1 p.m. EDT, Wednesday, July 28 and continuing through 11 p.m. EDT, Wednesday, August 4. To listen to the replay, please dial (888) 203-1112 (U.S.) or (719) 457-0820 (international). The access code for both numbers is 589056.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world's leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 63,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.



This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flows, capital structure, pension funding, and the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services business, changes in competitive conditions, movements in premium rate levels, the conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all

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                                       5


of MMC's activities, the ability to successfully integrate acquired businesses, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates. In addition, there are risks and uncertainties relating to MMC's ability to integrate Kroll's business successfully and realize expected synergies; the continued strength of Kroll's relationships with its employees, suppliers, and customers; and the accuracy of the basis for the forecasts relating to Kroll's business.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2003 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.



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                                         Marsh & McLennan Companies, Inc.
                                         Consolidated Statements of Income
                                      (In millions, except per share figures)
                                                    (Unaudited)



                                                                      Three Months Ended                Six Months Ended
                                                                           June 30,                         June 30,
                                                                   --------------------------      ---------------------------
                                                                        2004           2003             2004            2003
                                                                   -----------    -----------      ------------    -----------
Revenue:
Service Revenue                                                       $2,964         $2,840             $6,141        $5,681
Investment Income (Loss)                                                  72             25                105            36
                                                                   -----------    -----------      ------------    -----------
     Total Revenue                                                     3,036          2,865              6,246         5,717
                                                                   -----------    -----------      ------------    -----------

Expense:
Compensation and Benefits                                              1,596          1,475              3,231         2,853
Other Operating Expenses                                                 808            791              1,610         1,548
                                                                   -----------    -----------      ------------    -----------
     Total Expense                                                     2,404          2,266              4,841         4,401
                                                                   -----------    -----------      ------------    -----------


Operating Income                                                         632            599              1,405         1,316

Interest Income                                                            4              7                  9            13

Interest Expense                                                         (48)           (46)              (98)           (89)
                                                                   -----------    -----------      ------------    -----------


Income Before Income Taxes and Minority Interest Expense                 588            560              1,316         1,240

Income Taxes                                                             194            189                475           421


Minority Interest Expense, Net of Tax                                      5              6                  6            11
                                                                   -----------    -----------      ------------    -----------

Net Income                                                         $     389        $   365           $    835      $    808
                                                                   ===========    ===========      ============    ===========

Basic Net Income Per Share                                             $0.75          $0.68              $1.60         $1.51
                                                                   ===========    ===========      ============    ===========

Diluted Net Income Per Share                                           $0.73          $0.66              $1.56         $1.47
                                                                   ===========    ===========      ============    ===========
Average Number of
     Shares Outstanding - Basic                                          522            534                523           535
                                                                   ===========    ===========      ============    ===========
Average Number of
     Shares Outstanding - Diluted                                        534            552                537           550
                                                                   ===========    ===========      ============    ===========

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                                                       7







                                               Marsh & McLennan Companies, Inc.
                                         Supplemental Information - Revenue Analysis
                                                      Second Quarter
                                                  (Millions) (Unaudited)



                                                                                                 Components of Revenue Change
                                                                                           -----------------------------------------
                                               Three Months Ended
                                                    June 30,
                                            --------------------------      % Change                    Acquisitions/
                                                                             GAAP         Underlying    Dispositions     Currency
                                                 2004            2003        Revenue        Revenue         Impact         Impact
                                              ---------      ---------    -------------    ---------     -----------    ------------
Risk and Insurance Services
Risk Management and Insurance Broking          $1,363          $1,269          7%               3%             1%             3%
Reinsurance Broking and Services                  207             194          7%               4%             -              3%
Related Insurance Services                        247             217         13%              13%             -              -
                                              ---------      ---------
   Total Risk and Insurance Services            1,817           1,680          8%               5%             -              3%
                                              ---------      ---------

Investment Management                             446             495        (10)%            (10)%            -              -
                                              ---------      ---------

Consulting
Retirement Services                               339             309         10%               -              5%             5%
Management and Organizational Change              141             117         21%              15%             2%             4%
Health Care & Group Benefits                      111             103          7%               7%             -              -
Human Capital                                     103              92         11%               4%             -              7%
Economic                                           39              34         16%              14%             -              2%
                                              ---------      ---------
                                                  733             655         12%               5%             3%             4%
Reimbursed Expenses                                40              35
                                              ---------      ---------
     Total Consulting                             773             690         12%               5%             3%             4%
                                              ---------      ---------

     Total Revenue                             $3,036          $2,865          6%               2%             1%             3%
                                              =========      =========




Notes to Consolidated Statements of Income and Supplemental Information:

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.

Related Insurance Services includes U.S. affinity, claims management, wholesale broking, underwriting management and MMC Capital businesses.

Interest income on fiduciary funds amounted to $30 million for the three months ended June 30, 2004 and 2003, respectively.

Investment income (loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of "available for sale" securities. MMC's investments may include seed shares for mutual funds, direct investments, and investments in private equity funds. Costs related to the management of MMC's investments, including incentive compensation partially derived from investment income and loss, are recorded in operating expenses.

MMC's direct investment in AXIS is classified as an available for sale security. As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance Sheet until realized. Trident II's investments are carried at fair value, in accordance with investment company accounting. MMC's proportionate share of the change in value of its investment in Trident II is recorded as part of investment income (loss) in the Consolidated Statements of Income.

Certain reclassifications have been made to prior year amounts to conform with current presentation.

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                                        8





                                              Marsh & McLennan Companies, Inc.
                                         Supplemental Information - Revenue Analysis
                                                  (Millions) (Unaudited)




                                                                                                  Components of Revenue Change
                                                Six Months Ended                          ------------------------------------------
                                                    June 30,
                                            --------------------------     % Change                      Acquisitions/
                                                                              GAAP        Underlying     Dispositions      Currency
                                                 2004            2003       Revenue        Revenue          Impact          Impact
                                             ----------      ---------    -----------     ----------      -----------    -----------

Risk and Insurance Services
Risk Management and Insurance Broking          $2,849          $2,589         10%              5%              1%             4%
Reinsurance Broking and Services                  482             437         10%              7%              -              3%
Related Insurance Services                        480             427         12%             12%              -              -
                                             ----------      ---------
   Total Risk and Insurance Services            3,811           3,453         10%              6%              -              4%
                                             ----------      ---------

Investment Management                             907             940         (3)%            (3)%             -              -
                                             ----------      ---------

Consulting
Retirement Services                               689             606         14%              -               6%             8%
Management and Organizational Change              275             198         39%             10%             24%             5%
Health Care & Group Benefits                      211             201          5%              2%              -              3%
Human Capital                                     197             181          9%              2%              -              7%
Economic                                           81              71         14%             11%              -              3%
                                             ----------      ---------
                                                1,453           1,257         15%              3%              6%             6%
Reimbursed Expenses                                75              67
                                             ----------      ---------
     Total Consulting                           1,528           1,324         15%              3%              6%             6%
                                             ----------      ---------

     Total Revenue                             $6,246          $5,717          9%              4%              1%             4%
                                             ==========      =========






Notes to Consolidated Statements of Income and Supplemental Information:

Underlying revenue measures the change in revenue, before the impact of acquisitions and dispositions, using consistent currency exchange rates.

Related Insurance Services includes U.S. affinity, claims management, wholesale broking, underwriting management and MMC Capital businesses.

Interest income on fiduciary funds amounted to $59 million and $61 million for the six months ended June 30, 2004 and 2003, respectively.

Investment income (loss) includes realized and unrealized gains and losses from investments recognized in the income statement, as well as other than temporary declines in the value of "available for sale" securities. MMC's investments may include seed shares for mutual funds, direct investments, and investments in private equity funds. Costs related to the management of MMC's investments, including incentive compensation partially derived from investment income and loss, are recorded in operating expenses.

MMC's direct investment in AXIS is classified as an available for sale security. As restrictions on the sale of AXIS shares expire, changes in fair value are reflected on the Balance Sheet until realized. Trident II's investments are carried at fair value, in accordance with investment company accounting. MMC's proportionate share of the change in value of its investment in Trident II is recorded as part of investment income (loss) in the Consolidated Statements of Income.

Certain reclassifications have been made to prior year amounts to conform with current presentation.

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                                                       9




                                         Marsh & McLennan Companies, Inc.
                                             Supplemental Information
                                              (Millions) (Unaudited)
                                                                          Three Months Ended              Six Months Ended
                                                                               June 30,                       June 30,
                                                                       --------------------------     --------------------------
                                                                          2004           2003            2004           2003
                                                                       -----------    -----------     ------------    ----------

Operating Income Including Minority Interest Expense:
Risk and Insurance Services                                             $   455        $   403           $1,092         $ 963
Investment Management                                                        95            125               69           228
Consulting                                                                  113             99              202           182
Corporate                                                                   (36)           (34)              36           (68)
                                                                       -----------    -----------     ------------    ----------
                                                                            627            593            1,399         1,305
                                                                       -----------    -----------     ------------    ----------

Minority Interest Expense, Net of Tax, Included Above:
Risk and Insurance Services                                                   4              3                7             6
Investment Management                                                         1              3               (1)            5
                                                                       -----------    -----------     ------------    ----------
                                                                              5              6                6            11
                                                                       -----------    -----------     ------------    ----------

Operating Income                                                        $   632       $    599           $1,405        $1,316
                                                                       ===========    ===========     ============    ==========


Segment Operating Margins:
Risk and Insurance Services                                               25.0%           24.0%            28.7%         27.9%
Investment Management                                                     21.3%           25.3%             7.6%         24.3%
Consulting                                                                14.6%           14.3%            13.2%         13.7%

Consolidated Operating Margin                                             20.8%           20.9%            22.5%         23.0%
Pretax Margin                                                             19.4%           19.5%            21.1%         21.7%
Effective Tax Rate                                                        33.0%           34.0%            36.1%         34.0%

Shares Outstanding at End of Period                                         521            534

Potential Minority Interest Associated with the Putnam
     Equity Partnership Plan Net of Dividend Equivalent
     Expense Related to MMC Common Stock Equivalents                         $-             $-              $(1)            $-





There were a number of notable items affecting results for the six months ended June 30, 2004:

During the first quarter of 2004 MMC reached final settlement for insured losses totaling $278 million related to the World Trade Center. The replacement value of assets exceeded the book value by $105 million, which was recorded in Corporate as a reduction of other operating expenses and increased net income for the six months ended June 30, 2004 by $63 million.

Putnam's results include: gains of $38 million related to the disposal of Putnam's interest in its Italian joint venture partner and related securities, which is recorded in investment income; a credit of $25 million related to the settlement with Putnam's former chief executive officer; non-deductible regulatory fines of $100 million related to settlement agreements with the Securities and Exchange Commission and the Office of the Secretary of the Commonwealth of Massachusetts; severance of $52 million; and costs related to regulatory matters and repositioning Putnam, including legal and audit costs of $28 million, communications costs of $16 million and other costs of $5 million. These items reduced Putnam's net operating income for the six months ended June 30, 2004 by $134 million, after the impact of minority interest of $4 million, and reduced net income by $121 million.

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                                                        10



                                         Marsh & McLennan Companies, Inc.
                             Supplemental Information - Putnam Assets Under Management
                                              (Billions) (Unaudited)



                                                  June 30,          March 31,          Dec. 31,        Sept. 30,         June 30,
                                                    2004              2004              2003             2003             2003
                                               --------------    -------------     -------------    -------------    -------------
Mutual Funds:
Growth Equity                                      $  41             $  45            $  46            $  48            $  48
Value Equity                                          41                42               43               42               42
Blend Equity                                          28                30               32               36               35
Fixed Income                                          38                40               42               45               46
                                               --------------    -------------     -------------    -------------    -------------
    Total Mutual Fund Assets                         148               157              163              171              171
                                               --------------    -------------     -------------    -------------    -------------

Institutional:
Equity                                                39                44               51               76               72
Fixed Income                                          26                26               26               25               24
                                               --------------    -------------     -------------    -------------    -------------
    Total Institutional Assets                        65                70               77              101               96
                                               --------------    -------------     -------------    -------------    -------------
Total Ending Assets                                 $213              $227             $240             $272             $267
                                               ==============    =============     =============    =============    =============

Assets from Non-US Investors                       $  36             $  38            $  39            $  39            $  37
                                               ==============    =============     =============    =============    =============


Average Assets Under Management:
    Quarter-to-Date                                 $216              $234             $259             $270             $260
                                               ==============    =============     =============    =============    =============
    Year-to-Date                                    $225              $234             $258             $258             $252
                                               ==============    =============     =============    =============    =============


Net New Sales/(Redemptions) including
 Dividends Reinvested:
    Quarter-to-Date                              $ (12.2)          $ (17.6)         $ (53.7)          $ (2.7)          $ (3.0)
                                               ==============    =============     =============    =============    =============
    Year-to-Date                                 $ (29.8)          $ (17.6)         $ (60.7)          $ (7.0)          $ (4.3)
                                               ==============    =============     =============    =============    =============

Impact of Market/Performance on Ending
 Assets Under Management                        $   (1.4)           $  4.5         $   21.9           $  7.4         $  29.1
                                               ==============    =============     =============    =============    =============





Categories of mutual fund assets reflect style designations aligned with Putnam's various prospectuses. All quarter-end assets conform with the current investment mandate for each product.



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